                                                                     Exhibit 4.2


                                (INTRAWEST LOGO)

                             INTRAWEST CORPORATION
                         Suite 800, 200 Burrard Street
                      Vancouver, British Columbia V6C 3L6

                            NOTICE OF ANNUAL MEETING
                                October 14, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Intrawest Corporation (the "Corporation") which will be held in the Mackenzie Room of The Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia on Monday, November 8, 2004 at 11:00 a.m. (Vancouver time).

The purposes of the Meeting are:

     (1) to receive the Consolidated Financial Statements and the Auditor's Report for the year ended June 30, 2004;

     (2)  to elect directors;

     (3) to appoint auditors for the ensuing year and authorize the Audit Committee of the Board of Directors to fix their remuneration; and

     (4) to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

Information concerning the matters to be put before the Meeting is set out in the accompanying Information Circular.

Shareholders who are unable to attend the Meeting in person are asked to complete, sign and date the enclosed proxy and return it.

                                          Sincerely,

                                          -s- Joe S. Houssian

                                          Joe S. Houssian
                                          Chairman of the Board

                                (INTRAWEST LOGO)

                             INTRAWEST CORPORATION

                              INFORMATION CIRCULAR
                      Information as of September 27, 2004

MANAGEMENT SOLICITATION

     This information circular is furnished in connection with the solicitation of proxies by the management of Intrawest Corporation (the "Corporation" or "Intrawest") for use at the Annual Meeting of Shareholders of the Corporation to be held in the Mackenzie Room of The Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia on Monday, November 8, 2004 at 11:00 a.m. (Vancouver time) and at any adjournment thereof (the "Meeting"). The solicitation will be by mail and its cost will be borne by the Corporation.

MATTERS TO BE ACTED UPON

ELECTION OF DIRECTORS

     The Articles of the Corporation provide that the minimum number of directors shall be seven and the maximum number shall be 20. The directors have set the number of directors to be elected at the Meeting at nine. The Corporate Governance and Nominating Committee of the Board recommends to the Board individuals for nomination for election as directors. The persons listed below are being proposed for nomination for election as directors of the Corporation at the Meeting and the persons named in the enclosed proxy intend to vote for the election of these nominees. Each nominee is currently a director of the Corporation. Each director elected will hold office until the close of the next annual meeting of shareholders, or until their respective successors are duly elected or appointed.

     The following table provides the name, province or state and country of residence of all persons proposed to be nominated, the position and office with the Corporation presently held by him, his present principal occupation or employment, the year in which he was first elected or appointed as a director and the number of common shares without par value of the Corporation ("Common Shares") that he has advised are beneficially owned, or over which control or direction is exercised, by him at the date of this Information Circular.

                                                                                                  COMMON SHARES
                                                                                               BENEFICIALLY OWNED,
NAME AND RESIDENCE                                                                  DIRECTOR      CONTROLLED OR
OF NOMINEE                 POSITION IN THE CORPORATION     PRINCIPAL OCCUPATION      SINCE          DIRECTED
------------------         ---------------------------     --------------------     --------   -------------------
Joe S. Houssian            Chairman of the Board,        President and Chief          1976          1,677,639(1)(2)
British Columbia,          President, Chief Executive    Executive Officer of the
Canada                     Officer and Director          Corporation

Daniel O. Jarvis           President and Chief           President and Chief          1989            101,645(1)
British Columbia,          Executive Officer, Leisure    Executive Officer,
Canada                     and Travel Group and          Leisure and Travel Group
                           Director                      of the Corporation

David A. King(3)(4)        Director                      President of David King      1990              6,000
Ontario, Canada                                          Corporation (investment
                                                         corporation)

                                                                                                  COMMON SHARES
                                                                                               BENEFICIALLY OWNED,
NAME AND RESIDENCE                                                                  DIRECTOR      CONTROLLED OR
OF NOMINEE                 POSITION IN THE CORPORATION     PRINCIPAL OCCUPATION      SINCE          DIRECTED
------------------         ---------------------------     --------------------     --------   -------------------
Gordon H.                  Director                      Partner, CC&L Financial      1990              3,000(6)
MacDougall(4)(5)                                         Services Group
British Columbia, Canada                                 (investment management)

Paul M. Manheim(3)(5)      Director                      President of HAL Real        1992              4,000
Washington, U.S.A.                                       Estate Investments, Inc.
                                                         (investment company)

Paul A. Novelly(3)(4)(7)   Director                      Chairman and Chief           1997             55,201(8)
St. Thomas, U.S. Virgin                                  Executive Officer of Apex
Islands                                                  Oil Company, Inc.
                                                         (petroleum products)

Bernard A. Roy(5)          Director                      Senior partner, Ogilvy       1992              2,923
Quebec, Canada                                           Renault (barristers and
                                                         solicitors)

Khaled C. Sifri(4)         Director                      Managing Partner, Hadef      1990              3,700
Dubai, United Arab                                       Al-Dhahiri & Associates
Emirates                                                 (barristers and
                                                         solicitors)

Nicholas C.H. Villiers(5)  Director                      Consultant                   1990              3,165
England

---------------

(1) Mr. Houssian also holds deferred share units ("DSUs") pursuant to the Key Executive Deferred Share Unit Plan. See "Report on Executive Compensation -- Key Executive Deferred Share Unit Plan." At the date of this Information Circular, Mr. Houssian holds 125,257 DSUs. Messrs. Houssian and Jarvis also participate in the Corporation's Key Executive Employee Benefit Plan pursuant to which unvested Common Shares are held for their account by a trustee. See "Statement of Executive Compensation -- Summary Compensation Table" (footnote (6)) and "Statement of Executive Compensation -- Report on Executive Compensation -- Key Executive Employee Benefit Plan." At the date of this Information Circular the following unvested Common Shares are held:
     J. Houssian -- 206,716; D. Jarvis -- 41,343.

(2) 729,302 of the shares shown are held and beneficially owned by a company the shares of which are owned by companies of which Mr. Houssian and his spouse are the common shareholders.

(3)  Member of the Audit Committee.

(4)  Member of the Corporate Governance and Nominating Committee.

(5)  Member of the Human Resources Committee.

(6) As indicated above, Mr. MacDougall is a partner of CC&L Financial Services Group ("CC&L"). CC&L acts as investment counsel for Connor, Clark & Lunn Investment Management Ltd. which, as at the date hereof, exercises control and direction over 37,250 Common Shares as investment manager for certain investment funds.

(7) Mr. Novelly is being nominated in accordance with the provisions of an Agreement and Plan of Merger among the Corporation and, among others, the former stockholders of Copper Mountain, Inc. and CMAT, Inc., whereby the Corporation covenanted to cause a nominee of such stockholders to be nominated for appointment to the Board.

(8) Mr. Novelly shares voting power and investment power over 52,201 of these shares, which are held by a corporation of which he is a director and officer. Mr. Novelly disclaims beneficial ownership of 52,201 of these shares. Not included are 104,500 shares owned by St. Albans Global Management L.L.L.P., of which Mr. Novelly is an executive officer, but as to which he disclaims beneficial ownership.

APPOINTMENT AND REMUNERATION OF AUDITORS

     The Board of Directors recommends that KPMG LLP, Chartered Accountants, Vancouver, British Columbia be appointed as auditors of the Corporation to hold office until the close of the next annual meeting of shareholders. KPMG LLP has served as the auditors of the Corporation for more than five years. It is proposed that the remuneration to be paid to the auditors be determined by the Audit Committee.

     THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THE APPOINTMENT OF KPMG LLP, CHARTERED ACCOUNTANTS, AS THE AUDITORS OF THE CORPORATION TO HOLD OFFICE UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING AND TO AUTHORIZE THE AUDIT COMMITTEE TO FIX THE REMUNERATION OF THE AUDITORS.

     In keeping with its mandate, the Audit Committee has reviewed the nature and amount of non-audit services provided by KPMG LLP to the Corporation to ensure auditor independence. The fees paid to KPMG LLP for audit and non-audit services for the two years ended June 30, 2004 are set out in the table below.

                                                                  US$000
                                                              --------------
TYPE OF FEES                                                  2004     2003
------------                                                  -----    -----
Audit fees..................................................  1,789    1,396
Audit-related services......................................    477      480
Tax services fees...........................................    455      359
All other fees..............................................     43       33
                                                              -----    -----
Totals......................................................  2,764    2,268
                                                              =====    =====

     Audit fees include professional services rendered by the external auditors to perform the annual audit and quarterly reviews of the Corporation's consolidated financial statements, French translating services, and accounting consultations and services required by legislation such as comfort letters, consents, reviews of security filings and statutory audits. Audit-related services include accounting consultations on proposed transactions, internal control reviews and audits of subsidiaries not required by legislation or regulation. Tax services fees include all services for tax compliance, tax planning and tax advice. All other fees include accounting assistance related to the sale of commercial properties in fiscal 2004 and the analysis of real estate development in fiscal 2003.

OTHER MATTERS TO BE ACTED UPON

     Management of the Corporation knows of no matters which may be brought before the Meeting other than those referred to in the Notice of Annual Meeting. However, if other matters are properly brought before the Meeting, the persons named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or officers of the Corporation, no proposed nominee for election as a director of the Corporation, none of the persons who have been directors or officers of the Corporation since the beginning of the Corporation's last completed financial year and no associate or affiliate of any of the foregoing have any material interest, direct or indirect, in any matter to be acted upon at the Meeting other than the election of directors.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     None of the directors or officers of the Corporation, no directors or officers of a body corporate that is itself an insider or a subsidiary of the Corporation, no person or company who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercised control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Corporation entitled to vote in connection with any matters being proposed for consideration at the Meeting, no proposed director or nominee for election as a director of the Corporation and no associate or affiliate of any of the foregoing have or had any material interest, direct or indirect, in any transaction or proposed transaction since the beginning of the Corporation's last financial year which has materially affected or would or could materially affect the Corporation or any of its subsidiaries.

STATEMENT OF EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides a summary of the compensation earned during each of the last three financial years by the Chief Executive Officer, the Chief Financial Officer and the Corporation's three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer (all such officers are hereafter collectively called "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION               LONG-TERM COMPENSATION AWARDS
                                   -------------------------------------   ----------------------------------------
                                                                           SECURITIES                  RESTRICTED
                                                               OTHER         UNDER                       SHARES
                                                               ANNUAL       OPTIONS        DSUS            OR           ALL OTHER
                                    SALARY(2)   BONUS(3)  COMPENSATION(4)   GRANTED     GRANTED(5)   SHARE UNITS(6)  COMPENSATION(7)
NAME AND PRINCIPAL POSITION  YEAR      ($)         ($)          ($)           (#)           (#)            ($)             ($)
------------------------------------------------------------------------------------------------------------------------------------
  J.S. HOUSSIAN              2004    830,349          --       70,223        65,000       43,161              --         283,487
  Chairman, President and    2003    641,447      32,146       64,888        91,000       15,444              --          23,679
  Chief Executive Officer    2002    538,000          --       28,186       300,000       25,030       3,500,000          19,319
------------------------------------------------------------------------------------------------------------------------------------
  D.O. JARVIS(9)             2004    422,172     259,636       11,973        33,000           --              --          17,964
  President and Chief        2003    340,930     102,983       12,291        71,000           --              --          14,433
  Executive Officer,         2002    299,000     134,483        6,978        87,300           --         700,000          13,361
  Leisure
  and Travel Group
------------------------------------------------------------------------------------------------------------------------------------
  H.R. SMYTHE                2004    337,038     113,751       14,187        33,000           --              --          16,015
  President and Chief        2003    261,138     148,753       13,220        46,000           --              --          12,413
  Operating Officer,         2002    229,000          --      125,861(8)     50,000           --              --          11,548
  Leisure
  and Travel Group
------------------------------------------------------------------------------------------------------------------------------------
  G.L. RAYMOND               2004    386,019     269,248       14,333        33,000           --              --          17,391
  President and Chief        2003    298,444     103,936       11,828        46,000           --              --          13,667
  Executive Officer,         2002    251,000     119,540        4,073        50,000           --         850,000          12,445
  Intrawest Placemaking
------------------------------------------------------------------------------------------------------------------------------------
  J.E. CURRIE(9)             2004    168,268      86,387           --        10,000           --              --           3,861
  Chief Financial Officer
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) All dollar amounts in the Summary Compensation Table and footnotes are in United States dollars, unless otherwise indicated. The following rates of exchange were used to convert Canadian dollar amounts to United States dollar amounts for the fiscal years indicated: 2004 -- 1.3428; 2003 -- 1.5112; 2002 -- 1.5660.

(2) Salary amounts for Named Executive Officers other than Mr. Currie reflect U.S. dollar salaries approved by the Human Resources Committee in October 2001 (J.S. Houssian -- 2004 -- $712,000; 2003 -- $619,000; 2002 --
     $538,000; D.O. Jarvis -- 2004 -- $362,000; 2003 -- $329,000; 2002 --
     $299,000; H.R. Smythe -- 2004 -- $289,000; 2003 -- $252,000; 2002 --
     $229,000; G.L. Raymond -- 2004 -- $331,000; 2003 -- $288,000; 2002 --
     $251,000) on the basis that they would be converted to Canadian dollars at the then existing exchange rate (1.566). Amounts shown in the table reflect the amounts so converted, and paid in Canadian dollars, converted to United States dollar amounts at the average rate of exchange indicated in footnote 1.

(3) The amounts in this column exclude any portion of a bonus earned in a year which the Named Executive Officer elected to forego under the Key Executive Deferred Share Unit Plan. See "Report on Executive Compensation -- Key Executive Deferred Share Unit Plan." During the 2004 financial year the Human Resources Committee determined that U.S. dollar amount bonuses earned in the 2004 and prior two financial years by the Named Executive Officers other than Mr. Currie would be converted to Canadian dollars at the same exchange rate (1.566) as is applicable for conversion of salaries for the Named Executive Officers in those years. Amounts shown in the table reflect the bonus amount so paid converted to United States dollar amounts at the average rates of exchange indicated in footnote 1 for the applicable year in which the bonus was earned. Amounts shown in this column for 2003 and 2002 have been revised to reflect the foregoing.

(4) The value of perquisites and benefits earned by each Named Executive Officer is less than the lesser of Cdn.$50,000 and 10% of his total annual salary and bonus. The amounts in this column include the imputed interest benefit (computed in accordance with the Income Tax Act (Canada)) to the Named Executive Officers of the interest-free loans made to the Named Executive Officers pursuant to the Corporation's Funded Senior Employee Share Purchase Plans (see "Indebtedness of Directors and Executive Officers -- Funded Senior Employee Share Purchase Plans") and the value of DSUs credited corresponding to dividends declared on Common Shares during the financial year (based on the average closing price of the Common Shares on the Toronto Stock Exchange for the five trading days preceding the dates of dividend payment). See "Report on Executive Compensation -- Key Executive Deferred Share Unit Plan."

(5) Under the Key Executive Deferred Share Unit Plan, the Named Executive Officers participating therein can elect, prior to the award of a bonus in any year, to forego all or any portion of the cash bonus which would otherwise have become payable to them in respect of the year and to receive a number of DSUs based on the market price of the Common Shares divided into the bonus foregone. The value of the

     DSUs credited in respect of 2004, at the time of crediting, was Cdn.$23.25 per DSU (2003 -- Cdn.$19.45; 2002 -- Cdn.$22.61). The value of the DSUs at the time they were credited is equal to the average closing price of the Common Shares on the Toronto Stock Exchange for the five trading days preceding the particular date. See "Report on Executive Compensation -- Key Executive Deferred Share Unit Plan."

(6) The amounts in this column represent contributions awarded by the Corporation which were paid to a trustee and used to purchase Common Shares in the open market which are held pursuant to the Key Executive Employee Benefit Plan. See "Report on Executive Compensation -- Key Executive Employee Benefit Plan." The number and value (calculated by multiplying the closing market price of the Common Shares on June 30, 2004 on the Toronto Stock Exchange by the number of unvested shares) of the aggregate holdings of unvested shares of each of the Named Executive Officers at the end of the most recently completed financial year were: J.S. Houssian: 205,946; $3,296,556; D.O. Jarvis: 41,189; $659,308; G.L. Raymond: 50,015; $800,585.
     The unvested shares for Mr. Houssian vest as to up to 37 1/2% thereof in December 2004 based on attainment of certain financial performance goals for the financial year ending June 30, 2004 and up to 37 1/2% following the end of the financial year ending June 30, 2005 based on attainment of certain cumulative financial performance goals for the two financial years ending June 30, 2004 and June 30, 2005. The remaining 25% of the shares will vest in June 2005 based on retention. The unvested shares for Messrs. Jarvis and Raymond vest in December 2005 as to up to 37 1/2% thereof based on attainment of certain financial performance goals for the financial year ending June 30, 2004 and as to up to a further 37 1/2% thereof based on attainment of certain cumulative financial performance goals for the two financial years ending June 30, 2004 and June 30, 2005 and the remaining 25% of the shares will vest based on retention. In the event of death or certain other events of termination vesting may be accelerated. All dividends received on unvested shares are paid by the trustee to the Corporation. The Human Resources Committee may, in its discretion, cause the Corporation to pay to the trustee under the Plan, as additional contributions to be used to purchase additional unvested shares, an amount up to, but not exceeding, the amount of any dividends so received.

(7) The amounts in this column include the Corporation's contributions to defined contribution pension plans, premiums for group life insurance and contributions made by the Corporation to the Named Executive Officers' accounts pursuant to the Corporation's Employee Share Purchase Plan. The amount for Mr. Houssian in 2004 includes Cdn.$340,000 in respect of premiums paid on a life insurance policy for the benefit of Mr. Houssian and his spouse.

(8) Includes $120,000 additional premiums which the Corporation agreed to pay under the Corporation's extended health care plan in relation to coverage and benefits under the plan in respect to Mr. Smythe's family.

(9) Mr. Jarvis was the Chief Financial Officer until May 10, 2004, when Mr. Currie became the Chief Financial Officer.

EXECUTIVE LONG-TERM INCENTIVE PLAN

     The Intrawest Corporation Executive Long-Term Incentive Plan (the "LTIP") was established in June 1995 and amended in July 2000 and in June 2004. The LTIP provides for the payment of amounts to key executive officers of the Corporation participating in the LTIP (a "Participant") following the termination of employment (including by reason of retirement, death or permanent disability) based upon a notional number of Common Shares. The notional number of Common Shares in respect of which the payment is calculated is determined under a formula based upon the cumulative consolidated net income or loss, subject to certain adjustments, of the Corporation for each of four consecutive periods during the Participant's participation in the plan. The LTIP is administered by the Human Resources Committee which is authorized to designate executive officers of the Corporation as Participants in the plan and to make the other determinations required in respect of the plan.

     A notional number of Common Shares is to be determined for each of four calculation periods for each Participant. The notional number of Common Shares for a Participant for each calculation period will be determined by dividing a percentage of the cumulative consolidated net income or loss of the Corporation for such calculation period, adjusted (i) in respect of the second calculation period for the participation rights granted to each of the Participants other than Mr. Currie, based on attainment of certain financial performance goals for the financial year ending June 30, 2004 and certain cumulative financial performance goals for the two financial years ending June 30, 2004 and June 30, 2005 (subject to possible accelerated vesting in the event of death or certain other events of termination), and (ii) in respect of the third and fourth calculation periods for the participation rights granted to each of the Participants other than Mr. Currie and each calculation period for each other Participant (including Mr. Currie), by reference to the annual compound growth rate in basic earnings per share of the Corporation applicable to such calculation period (in either case, the "Adjustment"), by the current market price of the Common Shares on the first day of such calculation period. The impact of the Adjustment ranges from (x) no increase in the notional number of Common Shares to a 50% increase in the notional number of Common Shares depending on the attainment of the specified financial performance goals or cumulative financial performance goals, in respect of the calculation period referred to in clause (i) and (y) no increase in the notional number of Common Shares in respect of an annual compound growth rate of 13% or less to a 50% increase in the notional number of Common Shares in the event of an annual compound growth rate of 18% or more (with percentages in respect of annual compound growth rates between 13% and 18% determined by interpolation), in respect of the calculation periods referred to in clause (ii). If in any calculation period there is a cumulative loss, then this loss will be applied to reduce the notional number of Common Shares, by up to 10%, for the prior calculation period. The amount to be paid to a Participant will be determined by multiplying the total of the notional number of Common Shares for the Participant for each of the calculation periods, determined in the manner described herein, by the prevailing market price of the Common Shares at the termination of the Participant's employment.

     The LTIP provides for a reduction in the amount of cumulative net income if the employment of a Participant is terminated for cause. If the Participant's employment is terminated "without cause" (including the resignation of a Participant as a result of circumstances that would amount to a change in the responsibilities of a Participant following a change in control of the Corporation) then the amount to be paid to the Participant is to include an amount that reflects consolidated net income of the Corporation for the period of reasonable notice of termination of employment to which such Participant would be entitled.

     All of the Named Executive Officers other than Mr. Currie were designated as Participants under the plan during the financial period ended June 30, 1995 and are currently in their third calculation period, namely the five-year period that commenced July 1, 2003. The percentages of the consolidated net income or loss of the Corporation used to determine the notional number of Common Shares for each of them for each of the fiscal years ending after June 30, 1998 are the following percentages of the consolidated net income (i) up to Cdn.$20 million, and (ii) in excess of Cdn.$20 million, respectively: for J.S. Houssian, 2.0% and 1.0%, for D.O. Jarvis, 0.30% and 0.15% and for H.R. Smythe and G.L. Raymond, 0.15% and 0.075%. The current market price on the first day of the calculation period commencing July 1, 2003 was Cdn.$17.52.

     Mr. Currie was designated as a Participant under the plan in July 2004. He is currently in his first calculation period, namely the four-year period that commenced July 1, 2004. The second calculation period is the five-year period commencing July 1, 2008, the third calculation period is the one-year period commencing July 1, 2013 and the fourth calculation period is the one-year period commencing July 1, 2014. Mr. Currie's applicable percentages of the consolidated net income are as follows: for the first and second calculation periods, 0.15% of the consolidated net income up to Cdn.$20 million and 0.075% of the consolidated net income in excess of Cdn.$20 million; for both the third and fourth calculation periods the percentages of the consolidated net income (i) up to Cdn.$20 million, and (ii) in excess of $20 million are 0.02% and 0.01%, respectively. The current market price on the first day of Mr. Currie's first calculation period commencing July 1, 2004 was Cdn.$20.46.

     The amount of the payments required to be made under the LTIP can only be determined at the time such payments are made.

STOCK OPTIONS

     The Corporation has a Stock Option Plan under which the Human Resources Committee is authorized, in its discretion, to grant options to purchase Common Shares to senior officers and employees of the Corporation, its subsidiaries and limited partnerships of which the general partner is the Corporation or a subsidiary of the Corporation.

     The Stock Option Plan provides that options to acquire Common Shares may, at the discretion of the Human Resources Committee, provide that the option may not be exercised except in accordance with such limitations based on the passage of time after the option is granted, the satisfaction of specified performance criteria relating generally to the Corporation or particularly to the optionee, or the satisfaction or fulfillment of any other conditions (or any combination of the foregoing), and subject to such provisos, as the Human Resources Committee may in its discretion determine to be appropriate. Options granted under the Stock Option Plan are non-transferable and subject to early termination in the event of death of the optionee or the optionee ceasing to be an officer or employee. The Human Resources Committee may, in its discretion, permit early exercise of options. The number of Common Shares which may be reserved for issuance to any person pursuant to options granted by the Corporation is limited to 5% of the number of outstanding Common Shares.

     The following table provides information relating to the grants of options to purchase Common Shares to the Named Executive Officers during the financial year ended June 30, 2004.

          OPTION GRANTS DURING THE FINANCIAL YEAR ENDED JUNE 30, 2004

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                 MARKET VALUE
                                         % OF TOTAL                             OF SECURITIES
                          SECURITIES       OPTIONS                                UNDERLYING
                             UNDER       GRANTED TO                               OPTIONS ON
                            OPTIONS     EMPLOYEES IN        EXERCISE OR          THE DATE OF
                            GRANTED       FINANCIAL         BASE PRICE              GRANT
          NAME                (#)           YEAR         (CDN.$/SECURITY)      (CDN.$/SECURITY)      EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------
  J.S. Houssian             65,000          17.9               18.85                18.85           September 25, 2013
------------------------------------------------------------------------------------------------------------------------
  D.O. Jarvis               33,000           9.1               18.85                18.85           September 25, 2013
------------------------------------------------------------------------------------------------------------------------
  H.R. Smythe               33,000           9.1               18.85                18.85           September 25, 2013
------------------------------------------------------------------------------------------------------------------------
  G.L. Raymond              33,000           9.1               18.85                18.85           September 25, 2013
------------------------------------------------------------------------------------------------------------------------
  J.E. Currie               10,000           2.7               18.85                18.85           September 25, 2013
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) The above options become exercisable as to 20% of the grant after one year and then 20% on the anniversary of the grant in each of the next four years.

     The following table provides information relating to the options to purchase Common Shares exercised by the Named Executive Officers during the financial year ended June 30, 2004 and the value of any unexercised options on June 30, 2004.

          AGGREGATED OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED
               JUNE 30, 2004 AND FINANCIAL YEAR-END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                             SECURITIES                             AT JUNE 30, 2004                 AT JUNE 30, 2004
                            ACQUIRED ON       AGGREGATE                   (#)                            (CDN.$)
                              EXERCISE     VALUE REALIZED   --------------------------------   ------------------------------
           NAME                 (#)            (CDN.$)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
  J.S. Houssian               --              --                780,700         457,800          120,000         162,500
-----------------------------------------------------------------------------------------------------------------------------
  D.O. Jarvis                 --              --                330,370         162,180          391,450         181,900
-----------------------------------------------------------------------------------------------------------------------------
  H.R. Smythe                 --              --                260,450         119,800          103,300          82,500
-----------------------------------------------------------------------------------------------------------------------------
  G.L. Raymond                --              --                270,450         119,800          176,600          82,500
-----------------------------------------------------------------------------------------------------------------------------
  J.E. Currie                 --              --                 33,800          26,200          --               25,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

DEFINED BENEFIT PLAN DISCLOSURE

     The Corporation has established the Intrawest Corporation Designated Executives' Pension Plan (the "Pension Plan"). The Pension Plan provides retirement pensions for all of its Named Executive Officers. These officers also belong to the Intrawest Corporation Employee Pension Plan (the "Employee Pension Plan").

     The Pension Plan is comprised of a registered portion and a non-registered portion. Together with benefits from the Employee Pension Plan, the registered portion provides the maximum benefits allowable under the Income Tax Act (Canada), with any excess provided through the non-registered portion.

     The following table sets out the total annual lifetime pension which would be payable under the Pension Plan based upon retirement at age 60, at various levels of remuneration and years of credited service.

                             PENSION PLAN TABLE(1)

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                  YEARS OF SERVICE
      REMUNERATION            ----------------------------------------------------------------------------------------------
          ($)                    15                  20                  25                  30                  35
----------------------------------------------------------------------------------------------------------------------------
           300,000                  90,000             120,000             150,000             180,000             210,000
           400,000                 120,000             160,000             200,000             240,000             280,000
           500,000                 150,000             200,000             250,000             300,000             350,000
           600,000                 180,000             240,000             300,000             360,000             420,000
           700,000                 210,000             280,000             350,000             420,000             490,000
           800,000                 240,000             320,000             400,000             480,000             560,000
           900,000                 270,000             360,000             450,000             540,000             630,000
         1,000,000                 300,000             400,000             500,000             600,000             700,000
         1,100,000                 330,000             440,000             550,000             660,000             770,000
         1,200,000                 360,000             480,000             600,000             720,000             840,000
         1,300,000                 390,000             520,000             650,000             780,000             910,000
         1,400,000                 420,000             560,000             700,000             840,000             980,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1)  All dollar amounts in this table are in United States dollars.

     Pensions under the Pension Plan are based on the executive's years of credited service and highest average remuneration in any 36 consecutive months of service. Remuneration for purposes of the Pension Plan includes salary and vacation pay but excludes other forms of compensation such as bonuses, commissions and taxable benefits, with the exception of Mr. Houssian whose bonuses (including the amount of bonuses which Mr. Houssian has elected to forego under the Key Executive Deferred Share Unit Plan) are included subject to the limitation that the best three years average earnings will be limited to a maximum of 150% of the amount which would result if bonuses were not included.

     At September 27, 2004, J.S. Houssian, D.O. Jarvis, H.R. Smythe, G.L. Raymond and J.E. Currie had 35.64, 15.24, 19.59, 18.24 and 3.24 years of credited service, respectively. Credited service includes actual service and may include additional years credited at the discretion of the Human Resources Committee to reflect historical contributions and other factors.

     Benefits are paid in a joint and survivor form with 60% of the pension continuing to the executive's spouse after death. If there is no spouse at retirement, pensions are paid with a guarantee of 60 monthly payments. There are no deductions for social security or other offset amounts.

LIFE INSURANCE POLICY

     The Corporation has acquired a life insurance policy for Mr. Houssian. The policy provides for life insurance in the face amount of Cdn.$10 million and is payable on death to Mr. Houssian's spouse. The Corporation agreed with Mr. Houssian that this policy would be transferred to and be beneficially owned by Mr. Houssian as and from June 30, 2004. The Corporation has agreed with Mr. Houssian that the Corporation would pay eight annual premiums of $340,000 under the policy, including the initial premium which was paid in November 2003.

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

     The Corporation has entered into an employment contract with each of Messrs. Houssian, Jarvis, Smythe and Raymond (the "Senior Executive Officers"). Pursuant to these employment contracts, the Senior Executive Officers participate in all benefit plans, arrangements and other perquisites which the Corporation implements from time to time for executive officers, and are entitled to certain other perquisites.

     The Corporation may terminate the employment of the Senior Executive Officers with the Corporation upon two (or in the case of Mr. Houssian, three) years' prior notice or, in lieu of notice, by paying to the Senior Executive Officer an amount equal to two (or in the case of Mr. Houssian, three) times his annual salary plus two times the average amount of the bonus paid or payable to the Senior Executive Officer in the last two completed fiscal years of the Corporation most recently preceding the date of termination. In addition, in such event, the Senior Executive Officer is entitled to be paid amounts that would otherwise be paid or credited to benefit plans and arrangements in effect for his benefit for the two (or in the case of Mr. Houssian, three) years following the termination of his employment.

     Each employment contract provides for the payment to the Senior Executive Officer of the amounts referred to above in the event the Senior Executive Officer resigns in certain circumstances including a significant change in his responsibilities or in certain circumstances following a change in control of the Corporation. Each contract also provides that the period of reasonable notice of termination for the Senior Executive Officer under the LTIP in such event will be three years in the case of Mr. Houssian and two years in the case of the other Senior Executive Officers.

     In addition, as described under "Executive Long-Term Incentive Plan," the Named Executive Officers participate in the LTIP and will be entitled to receive payments thereunder at the termination of their employment, as described under that heading.

     The amount of the payments required to be made under the employment contracts can only be determined at the time such payments are made.

COMPOSITION OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee (the "Committee") is composed of four members of the Board of Directors. The current members of the Committee are Messrs. MacDougall, Manheim, Roy and Villiers. No member of the Committee is or was during the most recently completed financial year, an officer or employee of the Corporation or any of its subsidiaries, nor was formerly an officer of the Corporation or any of its subsidiaries, nor had or has any relationship that requires disclosure under "Indebtedness of Directors and Executive Officers" or "Interest of Insiders in Material Transactions." Mr. Villiers became a member of the Committee in November 2003.

REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION STRATEGY

     The Corporation's executive compensation strategy combines salary, annual incentives and long-term incentives with a program of benefits and perquisites to form an integrated compensation strategy designed to achieve the following objectives:

     - to encourage and award entrepreneurial management by having a significant proportion of compensation relate to performance.

     - to attract and retain executives on a competitive basis across North America recognizing that the Corporation's business is, to an increasing extent, taking place in the United States.

     - to ensure commonality of interest between shareholders and management, both short-term and long-term.

     From time to time the Committee undertakes a comprehensive review of the compensation plans for the Corporation's senior executives with the objective of ensuring that the plans meet the objectives cited above. Professional consultants are engaged to assist the Committee. These consultants conduct salary surveys to develop comparable salary groups and advise the Committee about the structuring of compensation arrangements that would be responsive to the Committee's objectives. The Committee incorporates the consultants' recommendations in the compensation determinations. The Committee will continue to employ this process and review the compensation plans on an annual basis to ensure that they reflect properly the business strategy and compensation objectives of the Corporation.

BASE SALARIES

     Base salaries are established by reference to a comparable group of leisure and resort companies in North America (the "Comparator Group").

ANNUAL INCENTIVES

     The Corporation provides opportunities to earn annual incentive awards that are based upon the achievement of personal performance goals and upon the financial performance of the Corporation. For the senior executives, other than the Chief Executive Officer, the annual incentives range from 0% to 75% of base salary depending on performance. For the Chief Executive Officer the annual incentives range from 0% to 100% of base salary depending on performance.

EXECUTIVE LONG-TERM INCENTIVE PLAN

     The LTIP is a long-term performance-based compensation plan. This plan rewards senior executive officers on the basis of (i) the consolidated net income or loss of the Corporation on a cumulative basis over a number of years, and (ii) the price of the Common Shares at the time of termination of the participating senior executive officer's employment. The combination of cumulative long-term earnings with stock price performance ensures long-term commonality of interest between shareholders and senior executive officers by linking compensation to senior executive officers with long-term results achieved for shareholders of the Corporation. See "Executive Long-Term Incentive Plan."

     During the 2004 financial year, in order to better align the LTIP with new financial targets set by the Corporation, the Committee approved amendments to the LTIP, which are reflected in the description of the LTIP under "Executive Long-Term Incentive Plan."

FUNDED SENIOR EMPLOYEE SHARE PURCHASE PLANS

     The Corporation has two Funded Senior Employee Share Purchase Plans (together, the "Funded Share Purchase Plans"). These plans provide for interest-free loans to senior executive officers to enable them to acquire Common Shares of the Corporation. These loans are recourse to the individuals. The guideline currently established by the Board of Directors is that no loan under either of these two plans should exceed one and one-half times the executive's annual salary, except in the case of the Chief Executive Officer, where a guideline of three times annual salary has been established. See "Indebtedness of Directors and Executive Officers -- Funded Senior Employee Share Purchase Plans."

     The Funded Senior Employee Share Purchase Plan (the "1992 Funded Share Purchase Plan"), adopted in December 1992, provides for the purchase of Common Shares issued from treasury. The 2002 Funded Senior Employee Share Purchase Plan (the "2002 Funded Share Purchase Plan"), adopted in January 2002, provides for the purchase of Common Shares in the open market.

STOCK OPTION PLAN

     As described under "Stock Options," the Corporation has a stock option program which is offered to the senior executive officers and a broader group of managers in the Corporation. The Corporation believes that stock options are an important method of ensuring that senior executive officers and managers are focused on enhancing shareholder value. At September 27, 2004, 9 senior executive officers and 55 management personnel participated in the stock option program. The amount and terms of outstanding options, DSUs and unvested share units are taken into account by the Committee when determining whether and how many new option grants should be made.

KEY EXECUTIVE DEFERRED SHARE UNIT PLAN

     The Corporation's Key Executive Deferred Share Unit Plan (the "DSU Plan") allows each of the executive officers to elect annually to receive all or any portion of his annual incentive plan cash award ("Annual Incentive Award") which would otherwise have become payable to him as deferred share units, or DSUs. Although the executive officer must elect to receive DSUs before the date on which his Annual Incentive Award becomes payable, the actual number of DSUs credited to an executive officer is determined on the day that the Annual Incentive Award becomes payable (such date being set out in the notice of the Annual Incentive Award) by dividing the dollar amount elected by the average closing price of the Common Shares on the Toronto Stock Exchange for the five trading days preceding the particular date. Additional DSUs are credited to participants corresponding to dividends declared on Common Shares. Following the participant ceasing to be an employee, officer or director of the Corporation or of any subsidiary or related party, a lump sum cash payment, net of any applicable tax withholdings, equal to the number of DSUs credited to the participant's account multiplied by the average closing price of the Common Shares, will be paid to the participant 30 days after such termination.

KEY EXECUTIVE EMPLOYEE BENEFIT PLAN

     During the 2002 financial year, the Committee adopted a Key Executive Employee Benefit Plan (the "KEEP") under which the Committee granted awards of unvested shares purchased in the open market to Messrs. Houssian, Jarvis and Raymond. The Common Shares vest over time with 75% vesting only if certain financial performance measures are attained. During the 2004 financial year, the Committee approved amendments to the KEEP to change the vesting of the shares that are held pursuant to the plan. When the KEEP was originally adopted, the unvested shares for Mr. Houssian were to vest as to 50% on June 30, 2004 based on retention and as to the remaining 50% on or before November 30, 2004 if a specified earnings level was attained for the financial year ending June 30, 2004. The unvested shares for Messrs. Jarvis and Raymond were to vest in December 2005, as to 50% thereof based on retention, as to 25% if a specified earnings level was attained for the financial year ending June 30, 2004 and as to the remaining 25% if a specified earnings level was attained for the financial year ending June 30, 2005. The revised vesting provisions are described in footnote (6) to the Summary Compensation Table. The rationale for the amendments was to extend the timelines for vesting and modify the corporate financial performance goals to better align executive incentives with current corporate objectives.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Chief Executive Officer participates in all of the short-term and long-term incentive programs as summarized elsewhere in this Information Circular. The base salary of the Chief Executive Officer was determined by the Committee after considering various factors, including information available to the Committee regarding base salaries of executives in the Comparator Group received from the Corporation's compensation consultants. The bonus under the short-term incentive arrangement awarded to the Chief Executive Officer in 2004 recognized the financial performance of the Corporation and the achievement of corporate initiatives during that fiscal period. In determining this award the Committee referred to goals and objectives established annually for the Chief Executive Officer. Approximately 50% of the award is based on quantitative financial performance of the Corporation, 40% on the achievement of strategic corporate initiatives approved by the Committee and 10% on a subjective analysis of the Chief Executive Officer's personal contribution as determined by the Committee.

     As described elsewhere in this Information Circular, during the 2004 financial year the Committee approved certain amendments to the LTIP and the KEEP. These amendments included amending the basis on which the notional number of Common Shares is to be determined for purposes of the LTIP in certain circumstances for certain Participants, including the Chief Executive Officer, and extending the timeline for vesting and modifying the corporate financial performance goals for vesting of shares that are held pursuant to the KEEP. In addition, during the 2004 financial year the Committee approved the Corporation's acquisition of the life insurance policy described under "Life Insurance Policy" and the transfer of such policy to Mr. Houssian.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to shareholders for Common Shares compared to the S&P/TSX Composite Index and the S&P/TSX Real Estate Index, assuming reinvestment of dividends at the market price on each of the dividend payment dates. The graph covers the period from June 30, 1999 to June 30, 2004.

                              (PERFORMANCE GRAPH)

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Corporation are entitled to receive US$15,000 per year for serving as directors and a fee of US$1,000 per meeting of the Board of Directors and any committee thereof in which the director participated. Mr. MacDougall, as lead director, is entitled to receive an additional US$7,500 per year. The Chairman of the Audit Committee receives an additional annual retainer of US$5,000 and the Chairmen of the other two committees receive an additional annual retainer of US$2,500. For the year ended June 30, 2004, the total of such fees paid or payable amounted to US$204,500. In addition, the directors are reimbursed for their reasonable expenses in connection with such meetings.

     In 2003 the Board of Directors adopted share ownership guidelines for directors of the Corporation to promote meaningful Common Share ownership. Under the guidelines each member of the Board is to hold a minimum of Cdn.$50,000 in Common Shares of the Corporation. The Corporation agreed to reimburse non-management directors for 50% of the cost of the shares, to a maximum of Cdn.$25,000. A total of Cdn.$8,405 was paid to directors as a partial reimbursement of the acquisition cost of Common Shares during the year ended June 30, 2004.

     Mr. Villiers has entered into a contract with Intrawest for the provision of consulting services in connection with the Corporation's acquisition of a 66 2/3% equity interest in Abercrombie & Kent, a luxury adventure-travel company. For the year ended June 30, 2004, the Corporation incurred consulting service fees of US $60,000 from Mr. Villiers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of June 30, 2004 with respect to compensation plans under which equity securities of the Corporation are authorized for issuance.

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    NUMBER OF SECURITIES
                                                                                                  REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES TO         WEIGHTED AVERAGE         FUTURE ISSUANCE UNDER EQUITY
                                       BE ISSUED UPON EXERCISE         EXERCISE PRICE OF             COMPENSATION PLANS
                                       OF OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,          (EXCLUDING SECURITIES
                                         WARRANTS AND RIGHTS          WARRANTS AND RIGHTS         REFLECTED IN COLUMN (A))
-----------------------------------------------------------------------------------------------------------------------------
  PLAN CATEGORY                              (a)                          (b)                         (c)
-----------------------------------------------------------------------------------------------------------------------------
  Equity compensation plans approved      3,861,650                   Cdn.$23.13                    488,850      (1)
  by securityholders
-----------------------------------------------------------------------------------------------------------------------------
  Equity compensation plans not              --                           --                           --
  approved by securityholders
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) In addition, the Corporation has authorized a total of 96,400 Common Shares which remain available for issuance under the 1992 Funded Share Purchase Plan described under "Statement of Executive Compensation -- Report on Executive Compensation -- Funded Senior Employee Share Purchase Plans" and a total of 100,000 Common Shares which remain available for issuance under the Corporation's Employee Share Purchase Plan. The Corporation has not issued shares pursuant to either of these plans since December 1997.

     There is no compensation plan under which equity securities of the Corporation are authorized for issuance that was adopted without approval of securityholders.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

AGGREGATE INDEBTEDNESS

     The following table sets out the aggregate indebtedness of all executive officers, directors, employees and former executive officers, directors and employees of the Corporation or any of its subsidiaries to the Corporation or any of its subsidiaries and to another entity if the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries outstanding as at September 27, 2004 entered into in connection with a purchase of securities and all other indebtedness.

                           AGGREGATE INDEBTEDNESS ($)

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                       TO THE CORPORATION
                             PURPOSE                                  OR ITS SUBSIDIARIES         TO ANOTHER ENTITY
---------------------------------------------------------------------------------------------------------------------
  Share purchases                                                     Cdn.$5,344,963                  --
---------------------------------------------------------------------------------------------------------------------
  Other                                                                     --                        --
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS UNDER SECURITIES PURCHASE AND OTHER PROGRAMS

     Other than as set out below, no director, executive officer or senior officer of the Corporation, no proposed nominee for election as a director of the Corporation and no associate of any such director, officer or proposed nominee, is, or at any time since the beginning of the most recently completed financial year of the Corporation has been, indebted to the Corporation or any of its subsidiaries, other than in respect of routine indebtedness. No indebtedness of any such person to another entity is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

FUNDED SENIOR EMPLOYEE SHARE PURCHASE PLANS

     Pursuant to the 1992 Funded Share Purchase Plan, the Corporation may make loans to designated eligible employees to be used for the subscription for Common Shares issued from treasury. Pursuant to the 2002 Funded Share Purchase Plan, the Corporation may make loans to designated eligible employees to be used for the purchase of Common Shares in the open market. Under both plans, shares are purchased by Computershare Trust Company of Canada as trustee to be held in trust for the benefit of the employees and as security for the loans. Common Shares subscribed for under the 1992 Funded Share Purchase Plan are issued at their market value as determined pursuant to a formula based on trading prices of the Common Shares on the Toronto Stock Exchange. The Funded Share Purchase Plans are administered by the Human Resources Committee which is authorized to designate as eligible employees any bona fide full-time employees of the Corporation and of designated subsidiaries of the Corporation. The loans are interest-free and are for terms of up to ten years as determined by the Human Resources Committee. The Corporation pays all administrative expenses of the Funded Share Purchase Plans, including trustee fees.

     In addition to the Funded Share Purchase Plans, the Corporation makes contributions on behalf of participants in the Corporation's employee share purchase plans which amounts are used by a trustee to purchase Common Shares in the open market.

     The following table sets forth indebtedness of directors, executive officers and senior officers in connection with the purchase of Common Shares in 2002 under the 2002 Funded Share Purchase Plan and under all other programs. The aggregate amount of such indebtedness of all officers, directors and employees of the Corporation on September 27, 2004 was Cdn.$5,344,963. All loans outstanding under the 1992 Funded Share Purchase Plan have been repaid.

           TABLE OF INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
                  UNDER SECURITIES PURCHASE AND OTHER PROGRAMS

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                   INVOLVEMENT      LARGEST AMOUNT
                                                        OF        OUTSTANDING DURING          AMOUNT
                                                   CORPORATION        YEAR ENDED         OUTSTANDING AS AT
                                                        OR           JUNE 30, 2004      SEPTEMBER 27, 2004    SECURITY FOR
           NAME AND PRINCIPAL POSITION              SUBSIDIARY          (CDN.$)               (CDN.$)         INDEBTEDNESS
---------------------------------------------------------------------------------------------------------------------------
  SECURITIES PURCHASE PROGRAMS
  J.S. HOUSSIAN(1)                                    Lender           2,548,935(2)         2,523,697          Common
  Chairman, President and Chief Executive Officer                                                              Shares
---------------------------------------------------------------------------------------------------------------------------
  D.O. JARVIS(1)                                      Lender             496,708(2)           491,790          Common
  President and Chief Executive Officer,                                                                       Shares
  Leisure and Travel Group
---------------------------------------------------------------------------------------------------------------------------
  H.R. SMYTHE                                         Lender             542,471(2)           465,128          Common
  President and Chief Operating Officer,                                                                       Shares
  Leisure and Travel Group
---------------------------------------------------------------------------------------------------------------------------
  G.R. RAYMOND                                        Lender             594,585(2)           588,698          Common
  President and Chief Executive Officer,                                                                       Shares
  Intrawest Placemaking
---------------------------------------------------------------------------------------------------------------------------
  OTHER PROGRAMS
  J.E. CURRIE                                         Lender               6,126                  nil          Real
  Chief Financial Officer                                                                                      estate
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1)  Messrs. Houssian and Jarvis are also directors of the Corporation.

(2) This indebtedness is in relation to loans made pursuant to the 2002 Funded Share Purchase Plan and which were for a term of ten years each maturing on January 15, 2012.

     No securities were purchased during the most recently completed financial year with financial assistance. None of the indebtedness was forgiven at any time during the most recently completed financial year. There was no material adjustment or amendment made during the most recently completed financial year to the terms of the indebtedness.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Corporation maintains directors' and officers' liability insurance in the aggregate amount of US$35 million, subject to a deductible in respect of corporate reimbursement of $1,000,000 for each loss. In any case in which the Corporation is not permitted by law to reimburse the insured, the deductible is nil.

     In the year ended June 30, 2004, the aggregate amount charged against earnings by the Corporation for the premium paid in respect of such insurance was Cdn.$415,185. The policy does not specify that any part of the premium is paid in respect of either directors as a group or officers as a group.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

GENERAL

     The Corporation is committed to the highest standards of corporate governance. The Board and each of its committees have continued to refine the Corporation's governance policies and practices in light of regulatory initiatives in North America that have been adopted to improve corporate governance.

     In 1995 the Toronto Stock Exchange ("TSX") set out guidelines for corporate governance (the "TSX Guidelines"). The Corporation's approach to corporate governance is in full compliance with the TSX Guidelines.

In November 2002 the TSX circulated proposed amendments to the TSX Guidelines which have not been adopted. In January 2004 Canadian securities regulators published new proposals relating to effective corporate governance ("CSA Proposals") and Multilateral Instruments 52-109 and 52-110 (collectively, the "Audit Requirements") that became effective on March 30, 2004. The Audit Requirements include requirements for CEO and CFO certification of disclosure and audit committee composition and responsibilities. The CSA Proposals are expected to replace the TSX Guidelines.

     The Board has reviewed the Corporation's corporate governance practices in response to the U.S. Sarbanes-Oxley Act of 2002, applicable rules of the U.S. Securities and Exchange Commission and the New York Stock Exchange ("NYSE") Corporate Governance Standards (the "NYSE Standards"). The Board will continue to review its corporate governance practices on an ongoing basis in response to the evolving standards. The Corporation's corporate governance does not differ significantly from that followed by U.S. domestic corporations under the NYSE Standards.

     The Corporation has adopted Standards of Business Conduct which governs the behaviour of its directors, officers and employees. The standards are available on the Corporation's website at www.intrawest.com.

     The TSX Guidelines require that each listed company disclose on an annual basis its approach to corporate governance with reference to the TSX Guidelines. Intrawest's approach to corporate governance is set forth below and in Schedule B to this Information Circular.

MANDATE OF THE BOARD

     Intrawest's Board of Directors will continue to assume responsibility for stewardship of the Corporation. The mandate of the Board is to supervise the management of the business and affairs of the Corporation, with the objective of increasing shareholder value. In fulfilling its mandate, the Board, among other things, has the following duties and objectives:

     -  adoption of a strategic planning process for the Corporation.

     - succession planning for the Corporation including appointing, training and monitoring senior management.

     - identification of the principal risks of the Corporation's business and ensuring the implementation of appropriate systems to manage these risks.

     -  adoption of a communications policy for the Corporation.

     - the integrity of the Corporation's internal control and management information systems.

     There were seven meetings of the Board during the year ended June 30, 2004. The frequency of meetings, as well as the nature of items discussed, depend upon the state of Intrawest's affairs and the opportunities or risks which the Corporation faces. Schedule A to this Information Circular sets out information regarding attendance at Board and committee meetings during the year ended June 30, 2004.

     The Board of Directors has adopted the formal mandate set out in Schedule C to this Information Circular.

COMPOSITION OF THE BOARD

     The TSX Guidelines recommend that a board of directors be constituted with a majority of individuals who qualify as "unrelated directors." The TSX Guidelines define an unrelated director as a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. The TSX Guidelines also recommend that in circumstances where a corporation has a "significant shareholder" (that is, a shareholder with the ability to exercise the majority of the votes for the election of the directors attached to the outstanding shares of the corporation) the board of directors should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and should fairly reflect the investment in the corporation by shareholders other than the significant shareholder.

     Intrawest's directors have examined the relevant definitions in the TSX Guidelines and have individually considered their respective interests and relationships in and with the Corporation. As a consequence the Board has determined that of the nine proposed nominees for directors, seven are unrelated directors and two are related directors. Messrs. Houssian and Jarvis are "inside" directors (i.e., directors who are officers and/or employees of the

Corporation or any of its affiliates) and are, by definition, "related" directors. The Corporation does not have a significant shareholder (as defined). The Board and the Corporate Governance and Nominating Committee have determined that nine to 12 directors is an appropriate size for the Board so as to facilitate effective and efficient communication and decision making.

     The Corporation has an Audit Committee, a Corporate Governance and Nominating Committee and a Human Resources Committee. Set out below is a description of the committees of the Board, their mandates and their activities.

AUDIT COMMITTEE

     The Audit Committee reviews the annual and interim financial statements of Intrawest and certain other public disclosure documents required by regulatory authorities and makes recommendations to the Board with respect to such statements and documents. The committee also makes recommendations to the Board regarding the appointment of independent auditors, reviews the nature and scope of the annual audit as proposed by the auditors and management, and reviews with management the risks inherent in the Corporation's business and the risk management programs relating thereto. The roles and responsibilities of the Audit Committee are specifically defined so as to provide appropriate guidance to committee members as to their duties. The committee provides and facilitates a direct line of communication between Intrawest's external and internal auditors and the Board to discuss and review specific issues as appropriate. The committee's duties include overseeing and reviewing with the auditors and management the adequacy of the Corporation's internal accounting control procedures and systems.

     The Audit Committee is composed entirely of outside directors, all of whom are also unrelated and independent directors. The committee met four times during the year ended June 30, 2004.

     Under the U.S. Sarbanes-Oxley Act and related SEC rules, the Corporation must disclose whether the Audit Committee is composed of at least one financial expert, as defined in those rules. In addition, the NYSE requires that all Audit Committee members be financially literate. Mr. Paul Manheim, Chairman of the Audit Committee, is a financial expert and all members of the Audit Committee are financially literate.

     The full mandate of the Audit Committee is set out in Schedule D to this Information Circular. See also "Audit Committee Information" in the Corporation's Annual Information Form for the year ended June 30, 2004 for more information concerning the Audit Committee and its members.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The Corporate Governance and Nominating Committee is responsible for the nomination process for directors of the Corporation, the Corporation's response to the TSX Guidelines, and for developing, monitoring and assessing the Corporation's corporate governance system, the effectiveness of the Board of Directors, its size and composition, its committees and the individual performance of its directors. The Board has implemented procedures to be carried out by the committee for annually assessing the effectiveness of the Board as a whole, the Board committees and the contribution of individual directors, considering performance-enhancing measures, recruiting new directors from time to time and reviewing Board processes. The committee ensures that an annual strategic planning process and review is carried out and periodically reviews the directors' and officers' third-party liability insurance to ensure adequacy of coverage. The Corporate Governance and Nominating Committee periodically makes industry comparisons of directors' compensation in light of their risks and responsibilities and reviews and makes recommendations to the Board regarding the adequacy and form of the compensation of the directors. The Board believes that the form and amount of compensation of directors is sufficient to reflect realistically the responsibilities and risks involved in being an effective director.

     The Corporate Governance and Nominating Committee is composed entirely of outside directors, all of whom are also unrelated and independent directors. The committee met three times during the year ended June 30, 2004.

     The full mandate of the Corporate Governance and Nominating Committee is set out in Schedule E to this Information Circular.

HUMAN RESOURCES COMMITTEE

     The Human Resources Committee is responsible for reviewing the levels and form of total compensation paid to the Corporation's employees and for administering the Corporation's share compensation and long-term incentive plans. The committee annually assesses the performance of the Chief Executive Officer and the Chief Financial

Officer and determines their compensation and benefits. On an annual basis it reviews and makes recommendations to the Board of Directors with respect to the written objectives of the Chief Executive Officer and the Chief Financial Officer. It also reviews and recommends a plan of succession for the Corporation's senior management. The committee is responsible for reviewing the Corporation's organizational structure and design to determine if they are appropriate to carry out the business of the Corporation.

     The Human Resources Committee is composed entirely of outside directors, all of whom are also unrelated and independent directors. The committee met ten times during the year ended June 30, 2004.

     The full mandate of the Human Resources Committee is set out in Schedule F to this Information Circular.

DECISIONS REQUIRING PRIOR BOARD APPROVAL

     In addition to those matters which must by law or by the articles or by-laws of the Corporation be approved by the Board of Directors, management is required to seek Board approval for major transactions. The Board of Directors has delegated to senior management the authority to enter into various types of transactions, including financing transactions, subject to specified limitations.

SHARE OWNERSHIP GUIDELINES AND EQUITY COMPENSATION PLANS

     As described under "Statement of Executive Compensation -- Compensation of Directors," the Board of Directors has adopted share ownership guidelines for directors of the Corporation. All new equity compensation plans and material revisions to the terms of such plans are subject to approval by shareholders of the Corporation under the rules, requirements and policies of the TSX and the NYSE. Where, under such rules, requirements and policies, equity compensation plans are not subject to shareholder approval, the plans must be approved by the Human Resources Committee.

2005 SHAREHOLDER PROPOSALS

     Shareholder proposals must be submitted no later than July 16, 2005 to be considered for inclusion in the management information circular and the form of proxy for the 2005 Annual Meeting, which is expected to be held on or about November 7, 2005.

GENERAL

APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the enclosed form of proxy are directors of the Corporation.

     A SHAREHOLDER OF THE CORPORATION HAS THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT AS PROXYHOLDER ON THE SHAREHOLDER'S BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY. IF A SHAREHOLDER DOES NOT WANT TO APPOINT EITHER PERSON SO NAMED, THE SHAREHOLDER SHOULD INSERT IN THE BLANK SPACE PROVIDED THE NAME AND ADDRESS OF THE PERSON WHOM THE SHAREHOLDER WISHES TO APPOINT AS PROXYHOLDER. THAT PERSON NEED NOT BE A SHAREHOLDER OF THE CORPORATION.

     A shareholder who has given a proxy may revoke it by (a) signing a proxy bearing a later date and depositing it as provided under "Deposit of Proxy," below; (b) signing and dating a written notice of revocation (in the same manner as the enclosed form of proxy is required to be executed, as set out under "Validity of Proxy," below) and depositing such notice either at the registered office of the Corporation, P.O. Box 10424, Pacific Centre, Suite 1300 - 777 Dunsmuir Street, Vancouver, British Columbia, Canada V7Y 1K2, Attention: Trevor Bell at any time up to and including the last business day preceding the day of the Meeting or with the chairman of the Meeting on the day of the Meeting, (c) attending the Meeting in person and registering with the scrutineer thereat as a shareholder present in person and signing and dating a written notice of revocation or (d) in any other manner permitted by law. Such revocation will have effect only in respect of those matters upon which a vote has not already been cast pursuant to the authority conferred by the proxy.

VOTING OF SHARES REPRESENTED BY PROXY

     A proxy in the form of the enclosed form of proxy will confer discretionary authority upon a proxyholder named therein with respect to the matters identified in the enclosed Notice of Annual Meeting and in the form of proxy for which no choice is specified (and with respect to amendments and variations thereto and any other matter that may properly be brought before the Meeting).

     The shares of a shareholder represented by proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies with certainty a choice with respect to any matter to be acted upon, the shares of the shareholder will be voted accordingly.

     In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Shares or adoption or revision of equity compensation plans) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. A broker non-vote will not be counted in determining the number of shares necessary for approval of the proposals. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

     IF NO CHOICE IS SPECIFIED BY A SHAREHOLDER IN A PROXY WITH RESPECT TO A MATTER IDENTIFIED THEREIN AND ONE OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY IS APPOINTED AS PROXYHOLDER, THE SHARES OF THE SHAREHOLDER REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOUR OF SUCH MATTER.

VALIDITY OF PROXY

     A PROXY WILL NOT BE VALID UNLESS IT IS DATED AND SIGNED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY DULY AUTHORIZED IN WRITING. IN THE CASE OF A SHAREHOLDER THAT IS A CORPORATION, A PROXY WILL NOT BE VALID UNLESS IT IS EXECUTED UNDER ITS SEAL OR BY A DULY AUTHORIZED OFFICER OR AGENT OF, OR ATTORNEY FOR, SUCH CORPORATE SHAREHOLDER. IF A PROXY IS EXECUTED BY AN ATTORNEY OR AGENT FOR AN INDIVIDUAL SHAREHOLDER OR JOINT SHAREHOLDERS, OR BY AN OFFICER, ATTORNEY, AGENT OR OTHER AUTHORITY FOR A CORPORATE SHAREHOLDER, THE INSTRUMENT EMPOWERING THE OFFICER, ATTORNEY OR AGENT, AS THE CASE MAY BE, OR A NOTARIAL COPY THEREOF, SHOULD ACCOMPANY THE PROXY.

     A vote cast in accordance with the terms of a proxy will be valid notwithstanding the previous death, incapacity or bankruptcy of the shareholder or intermediary on whose behalf the proxy was given or the revocation of the appointment, unless written notice of such death, incapacity, bankruptcy or revocation is received by the chairman of the Meeting at any time before the vote is cast.

DEPOSIT OF PROXY

     IN ORDER TO BE VALID AND EFFECTIVE, PROXIES MUST BE DEPOSITED WITH CIBC MELLON TRUST COMPANY, 1066 WEST HASTINGS STREET, SUITE 1600, THE OCEANIC PLAZA, VANCOUVER, BRITISH COLUMBIA, CANADA V6E 3X1 BY NO LATER THAN 11:00 A.M. (VANCOUVER TIME) ON NOVEMBER 5, 2004 OR DELIVERED TO THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING.

NON-REGISTERED SHAREHOLDERS

     Non-registered shareholders whose shares may be registered in the name of a third party, such as a broker or trust company, may exercise voting rights attached to shares beneficially owned by them. Applicable securities laws require intermediaries to seek voting instructions from non-registered shareholders. Accordingly, unless a non-registered shareholder has previously instructed their intermediaries that they do not wish to receive materials relating to shareholders' meetings, non-registered shareholders should receive or have already received from their intermediary either a request for voting instructions or a proxy form. Intermediaries have their own mailing procedures and provide their own instructions. These procedures may allow voting by telephone, on the Internet, by mail or by fax. Non-registered shareholders have the right to attend and vote the shares owned by them directly at the meeting. In these circumstances the non-registered holder should follow the procedure in the directions and instructions provided by or on behalf of the intermediary and insert their name in the space provided on the request for voting instructions or proxy form or request a form of proxy which will grant the non-registered holder the right to attend the meeting and vote in person. NON-REGISTERED SHAREHOLDERS SHOULD CAREFULLY FOLLOW THE DIRECTIONS AND INSTRUCTIONS OF THEIR INTERMEDIARY, INCLUDING THOSE REGARDING WHEN AND WHERE THE COMPLETED REQUEST FOR VOTING INSTRUCTIONS OR FORM OF PROXY IS TO BE DELIVERED.

     Only registered shareholders have the right to revoke a proxy. Non-registered shareholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their intermediaries to change the vote and if necessary revoke their proxy.

AMENDMENTS OR VARIATIONS AND OTHER MATTERS

     The management of Intrawest is not now aware of any amendments to or variations of any of the matters identified in the enclosed Notice of Annual Meeting nor of any other matter which may be brought before the Meeting. However, a proxy in the form of the enclosed form will confer discretionary authority upon a proxyholder named therein to vote on any amendments to or variations of any of the matters identified in the enclosed Notice of Annual Meeting and on any other matter which may properly be brought before the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS OF VOTING SHARES

     The Corporation has issued and there are outstanding 47,921,744 Common Shares. Holders of Common Shares are entitled to one vote for each Common Share held. Holders of Common Shares of record at the close of business on September 27, 2004 are entitled to receive notice of and to attend and vote at the Meeting.

     To the knowledge of the directors and executive officers of the Corporation, there is no person who beneficially owns, directly or indirectly, or exercises control or direction over, Common Shares carrying 10% or more of the voting rights attached to all voting securities of the Corporation.

ADDITIONAL INFORMATION

     Additional information relating to the Corporation is on SEDAR at www.sedar.com. Financial information is provided in the Corporation's comparative financial statements and Management's Discussion and Analysis for the most recently completed financial year. Intrawest will provide upon request to the Corporate Secretary the Corporation's comparative consolidated financial statements and Management's Discussion and Analysis for its most recently completed financial year together with the accompanying report of the auditor, one copy of the most recent interim financial statements of the Corporation for any period subsequent to the financial statements for the Corporation's most recently completed financial year and the Corporation's information circular in respect of its most recent annual meeting of shareholders that involved the election of directors. The Corporation may require the payment of a reasonable charge if a person who is not a securityholder of the Corporation makes the request for information.

                              APPROVAL OF CIRCULAR

     The Board of Directors of Intrawest has approved the contents of this Information Circular and authorized its mailing.

                                         -s- Joe S. Houssian

                                         Joe S. Houssian
                                         Chairman of the Board

Vancouver, British Columbia
September 27, 2004

                                   SCHEDULE A

                         ATTENDANCE RECORD OF DIRECTORS
                        FOR THE YEAR ENDED JUNE 30, 2004

                                                                   CORPORATE
                                                                 GOVERNANCE AND      HUMAN
                                                      AUDIT        NOMINATING      RESOURCES    COMMITTEE
DIRECTOR                                  BOARD     COMMITTEE      COMMITTEE       COMMITTEE     TOTALS
--------                                  ------    ---------    --------------    ---------    ---------
R. Thomas M. Allan(1)...................  3 of 6     2 of 3                          2 of 2       4 of 5
Joe S. Houssian.........................  7 of 7                                                     n/a
Daniel O. Jarvis........................  7 of 7                                                     n/a
David A. King...........................  7 of 7     4 of 4          3 of 3                       7 of 7
Gordon H. MacDougall....................  6 of 7                     2 of 3         9 of 10     11 of 13
Paul M. Manheim.........................  7 of 7     4 of 4                        10 of 10     14 of 14
Paul A. Novelly.........................  6 of 7     1 of 2          2 of 3                       3 of 5
Bernard A. Roy..........................  6 of 7                                   10 of 10     10 of 10
Khaled C. Sifri.........................  6 of 7     2 of 2          2 of 2                       4 of 4
Nicholas C.H. Villiers..................  5 of 7                     1 of 1          3 of 3       4 of 4

---------------

(1)  Mr. Allan passed away on May 5, 2004.

                                   SCHEDULE B

              TSX GUIDELINES                 ALIGNMENT                    COMMENTS
(1)   The board should explicitly assume        Yes      The Board has assumed responsibility for
      responsibility for stewardship of                  the stewardship of the Corporation and
      the corporation and specifically                   supervises the management of the business
      for:                                               and affairs of the Corporation, with the
                                                         objective of increasing shareholder value.
                                                         The Board has adopted the formal mandate
                                                         set out in Schedule C to this Information
                                                         Circular.

      (a) adoption of a strategic planning      Yes      The Board has assumed responsibility for
          process;                                       adoption of a strategic planning process
                                                         for the Corporation. The Board meets
                                                         annually with management for a
                                                         comprehensive strategic planning session.
                                                         The Corporation's business plan is
                                                         reviewed and approved on an annual basis
                                                         and the Board must approve any transaction
                                                         that would have a significant impact on
                                                         the plan.

      (b) identification of the principal       Yes      The Board ensures that an appropriate risk
          risks of the corporation's                     assessment process is in place to
          business and ensuring                          identify, assess and manage the
          implementation of appropriate                  Corporation's principal risks. The Board
          systems to manage those risks;                 reviews and approves, at least annually, a
                                                         business plan which takes into account the
                                                         opportunities and risks of the business,
                                                         and monitors the implementation of the
                                                         business plan by management.

      (c) succession planning, including        Yes      The Human Resources Committee reviews the
          appointing, training and                       organizational structure, remuneration of
          monitoring senior management;                  senior management and succession planning.
                                                         The Human Resources Committee also
                                                         conducts an annual review and assessment
                                                         of the performance of the President and
                                                         Chief Executive Officer and the Chief
                                                         Financial Officer.

              TSX GUIDELINES                 ALIGNMENT                    COMMENTS
      (d) communications policy;                Yes      The Board has put processes in place to
                                                         monitor effective, timely and
                                                         non-selective communications between
                                                         Intrawest, its stakeholders and the
                                                         public. The Board, or the appropriate
                                                         committee, reviews the content of major
                                                         communications to the investing public,
                                                         including the quarterly and annual
                                                         reports, and approves the information
                                                         circular, the annual information form and
                                                         any prospectuses that may be issued. The
                                                         information is then released through
                                                         shareholder mailings and news wire
                                                         services and published on Intrawest's
                                                         website at www.intrawest.com. Intrawest
                                                         has an investor relations group that
                                                         responds to analyst, institutional and
                                                         individual shareholder inquiries. In
                                                         addition, Intrawest responds to inquiries
                                                         from media, government and the public.

      (e) integrity of internal control         Yes      The Audit Committee acts on behalf of the
          and management information                     Board in monitoring internal accounting
          systems.                                       controls and management information
                                                         systems.

(2)   A majority of directors should be         Yes      The Board has determined that seven of the
      "unrelated."                                       nine proposed nominees for directors are
                                                         unrelated to and independent of Intrawest.
                                                         If the proposed directors are elected to
                                                         the Board, only Joe S. Houssian and Daniel
                                                         O. Jarvis are related, non-independent
                                                         directors.

(3)   The board has responsibility for          Yes      Messrs. Houssian and Jarvis are officers
      applying the definition of                         and employees of Intrawest and are related
      "unrelated director" to each                       directors. The Board has determined that
      individual director and for                        the remainder of the proposed directors
      disclosing annually the analysis of                are non-management, unrelated and
      the application of the principles                  independent directors.
      supporting this conclusion.

(4)   The board should appoint a committee      Yes      The Corporate Governance and Nominating
      of directors composed exclusively of               Committee, all of the members of which are
      outside (i.e., non-management)                     unrelated and outside directors, reviews
      directors, a majority of whom are                  annually the general and specific criteria
      "unrelated" directors, with                        applicable to candidates to be considered
      responsibility for proposing new                   for nomination to the Board and recommends
      nominees to the board and for                      individuals for nomination as directors.
      assessing directors on an ongoing                  The objective of this review is to ensure
      basis.                                             that the composition of the Board provides
                                                         the best mix of skills and experience to
                                                         supervise the management of the business
                                                         and affairs of Intrawest. The Corporate
                                                         Governance and Nominating Committee also
                                                         assesses the individual performance of
                                                         directors on an annual basis.

              TSX GUIDELINES                 ALIGNMENT                    COMMENTS
(5)   The board should implement a              Yes      The Corporate Governance and Nominating
      process, to be carried out by an                   Committee undertakes an annual assessment
      appropriate committee, for assessing               of the overall performance of the Board as
      the effectiveness of the board, its                a whole, its committees and the
      committees and the contribution of                 contribution of individual members. An
      individual directors.                              annual questionnaire is used in the
                                                         evaluation of the contribution of
                                                         individual directors. Formal interviews
                                                         with each director and each member of
                                                         Intrawest's executive leadership team are
                                                         also carried out by the lead director
                                                         annually with respect to this matter.

(6)   Provide an orientation and education      Yes      New directors are provided with an
      program for new directors.                         orientation and education program approved
                                                         by the Corporate Governance and Nominating
                                                         Committee. In addition to having extensive
                                                         discussions with the Chairman of the Board
                                                         with respect to the business and
                                                         operations of the Corporation, new
                                                         directors receive a record of historical
                                                         public information concerning the
                                                         Corporation together with the mandates and
                                                         prior minutes of meetings of applicable
                                                         committees of the Board. In addition,
                                                         meetings of the Board are regularly held
                                                         at the Corporation's resort locations in
                                                         order to assist the directors in better
                                                         understanding the Corporation's
                                                         operations.

(7)   The board should examine its size         Yes      The Corporate Governance and Nominating
      with a view to determining whether                 Committee reviews annually the size of the
      the number of directors facilitates                Board and recommends changes in the size
      effective decision-making.                         of the Board where applicable. The Board
                                                         and the Corporate Governance and
                                                         Nominating Committee have determined that
                                                         nine to 12 directors is an appropriate
                                                         size to facilitate effective and efficient
                                                         communication and decision-making.

(8)   The board of directors should review      Yes      The Corporate Governance and Nominating
      the adequacy and form of                           Committee reviews annually and recommends
      compensation of directors and ensure               to the Board the compensation of the
      the compensation realistically                     directors. The Corporate Governance and
      reflects the responsibilities and                  Nominating Committee periodically make
      risks involved in being an effective               industry comparisons of director
      director.                                          compensation and reviews director
                                                         compensation based on an outside report on
                                                         compensation paid in comparable companies.
                                                         The Board believes that the form and
                                                         amount of compensation of directors is
                                                         sufficient to reflect realistically the
                                                         responsibilities and risks involved in
                                                         being an effective director.

              TSX GUIDELINES                 ALIGNMENT                    COMMENTS
(9)   Committees of the board should            Yes      The Board believes that all committee
      generally be composed of outside                   members should be outside, unrelated and
      directors, a majority of whom are                  independent directors. The Audit
      unrelated although some board                      Committee, the Corporate Governance and
      committees may include one or more                 Nominating Committee and the Human
      inside directors.                                  Resources Committee are all composed
                                                         entirely of outside, unrelated and
                                                         independent directors.

(10)  The board should assume                   Yes      The Corporate Governance and Nominating
      responsibility for, or assign to a                 Committee has the responsibility for
      committee of directors, general                    developing, monitoring and assessing the
      responsibility for, developing the                 corporate governance principles applicable
      approach to corporate governance                   to the Corporation and the Corporation's
      issues. This committee would, among                response to the TSX Guidelines.
      other things, be responsible for the
      corporation's response to the TSX
      Guidelines.

(11)  The board of directors, together          Yes      The Board retains all powers not delegated
      with the Chief Executive Officer,                  by the Board to management or the Board
      should develop position descriptions               committees to manage and supervise the
      for the board and for the Chief                    business and affairs of Intrawest.
      Executive Officer, including the                   Management is expected to implement the
      definition of the limits to                        strategic policies of the Board and to
      management's responsibilities. The                 report to the Board the results thereof,
      board should approve or develop                    as well as to keep directors informed on a
      corporate objectives which the Chief               continuing basis. The Human Resources
      Executive Officer is responsible for               Committee and the Board annually review
      meeting.                                           and approve the corporate goals and
                                                         objectives of the CEO and evaluate the
                                                         CEO's performance in light of those goals
                                                         and objectives. The evaluation is used by
                                                         the Human Resources Committee in its
                                                         deliberations concerning the annual
                                                         compensation of the CEO. The evaluation of
                                                         Intrawest's performance against corporate
                                                         objectives also forms part of the
                                                         determination of the entire compensation
                                                         of all employees.

              TSX GUIDELINES                 ALIGNMENT                    COMMENTS
(12)  The board should have in place            Yes      Mr. Gordon H. MacDougall, who is an
      appropriate structures and                         outside, unrelated and independent
      procedures which ensure that it can                director, has been designated as lead
      function independently of                          director. As standard procedure, the
      management. An appropriate structure               outside directors meet independently at
      would be to (i) appoint a chair of                 least four times a year. Mr. MacDougall
      the board who is not a member of                   chairs all such meetings as well as all
      management with responsibility to                  meetings of the Board.
      ensure that the board discharges its
      responsibilities or (ii) adopt
      alternate means such as assigning
      this responsibility to a committee
      of the board or to a director,
      sometimes referred to as the "lead
      director." Appropriate procedures
      may involve the board meeting on a
      regular basis without management
      present or may involve assigning the
      responsibility for administering the
      board's relationship to management
      to a committee of the board.

(13)  The audit committee should be             Yes      The Audit Committee is composed entirely
      composed only of outside directors.                of outside, unrelated and independent
      The roles and responsibilities of                  directors. The Audit Committee has a
      the audit committee should be                      defined written charter that is described
      specifically defined so as to                      on page 16 and set out in Schedule D to
      provide appropriate guidance to                    this Information Circular. Mr. Paul M.
      audit committee members as to their                Manheim, the Chairman of the Audit
      duties. The audit committee should                 Committee, is a "financial expert" and all
      have direct communication channels                 members of the Audit Committee are
      with the internal and the external                 "financially literate," as these terms are
      auditors to discuss and review                     defined in the Sarbanes-Oxley Act,
      specific issues as appropriate. The                applicable SEC rules and applicable NYSE
      audit committee duties should                      rules.
      include oversight responsibility for
      management reporting on internal
      control. While it is management's
      responsibility to design and
      implement an effective system of
      internal control, it is the
      responsibility of the audit
      committee to ensure that management
      has done so.

(14)  The board should implement a system       Yes      Intrawest recognizes that individual
      to enable an individual director to                directors may wish to engage the services
      engage an outside advisor at the                   of an independent advisor to assist in
      corporation's expense in appropriate               matters concerning their responsibilities
      circumstances. The engagement of the               as Board or committee members. The Board
      outside advisor should be subject to               has determined that individual directors
      the approval of an appropriate                     may engage outside advisors with the
      committee of the board.                            authorization of the Corporate Governance
                                                         and Nominating Committee. Each committee
                                                         charter specifically authorizes such
                                                         committee to retain outside advisors as it
                                                         deems necessary to carry out its duties.

                                   SCHEDULE C

                             INTRAWEST CORPORATION
                       MANDATE OF THE BOARD OF DIRECTORS

     - Adopt a strategic planning process, reviewing and approving, at least annually, a business plan which takes into account the opportunities and risks of the business, and monitoring the implementation of the business plan by management.

     - Select the President and Chief Executive Officer, appoint executive management and monitor their performance.

     - Identify the principal risks of the Corporation's business and ensure the implementation of the appropriate systems to manage these risks.

     - Oversee succession planning for the Corporation including appointing, training and monitoring senior management.

     - Adopt a communications policy which deals with how the Corporation interacts with analysts, investors and the public.

                                   SCHEDULE D

                             INTRAWEST CORPORATION
                            AUDIT COMMITTEE CHARTER

I.   AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities for:

     -  The integrity of the Corporation's financial statements.

     -  The Corporation's compliance with legal and regulatory requirements.

     -  The independent auditor's qualifications and independence.

     - The performance of the Corporation's internal audit function and external auditors.

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

     - Propose the appointment, approve the compensation and oversee the work of the public accounting firm employed by the Corporation to conduct the annual audit. This firm will report directly to the Audit Committee.

     - Resolve any disagreements between management and the external auditor regarding financial reporting.

     - Pre-approve all auditing and permitted non-audit services performed by the Corporation's external auditor.

     - Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation.

     - Seek any information it requires from employees, all of whom are directed to cooperate with the Committee's requests, or external parties.

     - Meet with the Corporation's officers, external auditors or outside counsel, as necessary.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors, each of whom shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a committee member. All members of the Committee shall be financially literate and at least one member of the Committee shall be designated as a financial expert as defined by applicable legislation and regulation.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, with internal auditors and with external auditors. It will also meet periodically in executive session.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Committee will carry out the following responsibilities:

     A. FINANCIAL REPORTING

     - Review significant accounting and reporting issues and understand their impact on the financial statements.

     - Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and approve the financial statements and recommend their approval to the Board.

     - Review disclosures made by the Chief Executive Officer and Chief Financial Officer during the certification process.

     - Discuss earnings news releases as well as financial information and earnings guidance provided to analysts and rating agencies.

     B. INTERNAL CONTROL

     - Review reports on the effectiveness of the Corporation's internal control system, including information technology security and control.

     - Understand the scope of the internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

     C. EXTERNAL AUDIT

     - Review the external auditor's proposed audit scope and approach, including coordination of audit effort with internal audit.

     - Review the performance of the external auditors and recommend their appointment or discharge to the Board.

     - Ensure the rotation of the lead audit partner every five years and other audit partners every seven years and consider whether there should be regular rotation of the audit firm itself.

     - Present its conclusions with respect to the external auditor to the full Board.

     D. INTERNAL AUDIT

     - Review with management and the Vice President, Internal Audit Services the charter, plans, activities, staffing and organizational structure of the internal audit function.

     - Confirm and assure the independence of the internal audit function and concur in the appointment, replacement or dismissal of the Vice President, Internal Audit Services.

     -  Review the effectiveness of the internal audit function.

     - Meet separately with the Vice President, Internal Audit Services, on a regular basis, to discuss any matters that the Committee or internal audit believes should be discussed privately.

     E. COMPLIANCE

     - Review with the Corporation's counsel and management, at least annually, any legal matters that could have significant impact on the organization's financial statements.

     - Review with management the effectiveness of the Corporation's system for monitoring compliance with applicable laws, regulations and inquiries received from regulators or governmental agencies.

     - Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal control or auditing matters and for the confidential, anonymous submission by employees of the Corporation regarding questionable accounting or auditing matters.

IV. OTHER RESPONSIBILITIES

     - Maintain minutes of meetings and periodically report to the Board of Directors about Committee activities.

     - Review and assess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval.

     - Annually assess the effectiveness of the Committee against its Charter and report the results of the assessment to the Board.

     - Perform any other activities consistent with this Charter, as requested by the Board.

                                   SCHEDULE E

                             INTRAWEST CORPORATION
             CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I.    CORPORATE GOVERNANCE AND NOMINATING COMMITTEE PURPOSE

The Corporate Governance and Nominating Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to shareholders, potential shareholders and the investment community regarding corporate governance and the nomination process for directors of the Corporation.

The Corporate Governance and Nominating Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Corporate Governance and Nominating Committee can retain, at the Corporation's expense, special consultants or experts it deems necessary in the performance of its duties.

II.   CORPORATE GOVERNANCE AND NOMINATING COMMITTEE COMPOSITION AND MEETINGS

The Corporate Governance and Nominating Committee shall be comprised of a minimum of three directors, each of whom shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a committee member.

The Committee shall meet at least twice annually. The Corporate Governance and Nominating Committee Chairman shall prepare and/or approve an agenda in advance of each meeting.

III.  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE RESPONSIBILITIES AND DUTIES

(i)   Review Procedures

1. Consider and review criteria for selecting candidates for possible election to the Board in light of the Corporation's circumstances and needs.

2. Recommend to the Board individuals for nomination for election as directors of the Corporation at annual meetings of shareholders.

3. Recommend to the Board individuals for appointment as directors of the Corporation to fill vacancies or for newly created director positions.

4. Review, at least annually, the size and composition of the Board, taking into account age, geographical representation, competencies and skills and other issues it considers appropriate.

5. Review and assess the adequacy of the Corporation's policies and practices on corporate governance, the effectiveness of the Board as a whole, its size and composition, its committees and the individual performance of its directors.

6. Review annually the Corporation's directors' and officers' third-party liability insurance to ensure adequacy of coverage.

7. Review annually and recommend to the Board the compensation structure for non-employee directors for Board and committee service.

8. Review and approve an appropriate orientation and education program for new members of the Board.

9. Consider and, if thought fit, approve requests from directors or committees of directors for the engagement of outside advisors, such engagement to be at the Corporation's expense.

(ii)  Other Responsibilities

10. Annually assess the effectiveness of the Committee against its Charter and report the results of the assessment to the Board.

11. Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

12. Maintain minutes of meetings and periodically report to the Board of Directors about Committee activities.

                                   SCHEDULE F

                             INTRAWEST CORPORATION
                       HUMAN RESOURCES COMMITTEE CHARTER

I.    HUMAN RESOURCES COMMITTEE PURPOSE

The Human Resources Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to shareholders, potential shareholders and the investment community regarding the levels and form of total compensation paid to the Corporation's employees.

The Human Resources Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Human Resources Committee can retain, at the Corporation's expense, compensation or other consultants or experts it deems necessary in the performance of its duties.

II.   HUMAN RESOURCES COMMITTEE COMPOSITION AND MEETINGS

The Human Resources Committee shall be comprised of at least three directors, each of whom shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a committee member.

The Committee shall meet at least four times annually. The Human Resources Committee Chairman shall prepare and/or approve an agenda in advance of each meeting.

III.  HUMAN RESOURCES COMMITTEE RESPONSIBILITIES AND DUTIES

(i)   Review Procedures

1. Review and assess the adequacy of this Charter at least annually and submit it to the Board of Directors for approval.

2. Annually review and approve corporate goals and objectives relevant to Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") compensation and evaluate the CEO's and CFO's performance in light of those goals and objectives.

3. Annually review and determine base salary, incentive compensation and long-term compensation for the CEO and the CFO. In its review the Committee will consider the Corporation's performance, relative shareholder return, the value of similar incentive awards to CEOs and CFOs at comparable companies and the awards given to the CEO and the CFO in past years.

4. Establish the succession plan for the CEO position for review with the Board.

5. Review the levels and form of the total compensation of the Corporation's senior management.

6. Approve management succession and development plans for the Corporation's senior management.

7.    Oversee and monitor employee compensation strategies and benefits.

8. Produce for review and approval by the Board a report on executive compensation for inclusion in the Corporation's information circular.

9. Authorize, approve, adopt and oversee the Corporation's incentive-compensation plans and equity-based plans, including, without limitation, the Corporation's Stock Option Plan, Executive Long-Term Incentive Plan, Employee Share Purchase Plan, Funded Share Purchase Plans, Key Executive Employee Benefit Plan, Key Executive Deferred Share Unit Plan, Intrawest Corporation Whistler Blackcomb Employee Savings and Share Purchase Plan, Employee's Pension Plan and Designated Executives' Pension Plan (Registered Portion and Non-Registered Portion).

(ii)  Other Responsibilities

10. Annually assess the effectiveness of the Committee against its Charter and report the results of the assessment to the Board.

11. Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

12. Maintain minutes of meetings and periodically report to the Board of Directors about Committee activities.

                             INTRAWEST CORPORATION

                             ANNUAL GENERAL MEETING
                                November 8, 2004

                                     PROXY

     The undersigned holder of common shares ("Common Shares") without par value of Intrawest Corporation (the "Corporation") hereby appoints Joe S. Houssian or, failing him, Daniel O. Jarvis or, instead of either of them,

--------------------------------------------------------------------------------

as proxyholder and nominee of the undersigned to attend and act at the Annual Meeting of the Corporation to be held on November 8, 2004 and any adjournment thereof (the "Meeting") with authority to vote thereat for and on behalf of the undersigned and directs the proxyholder to vote the Common Shares of the Corporation held by the undersigned in respect of the matters indicated below as follows:

1.   The election as a director of the Corporation of:

                                              FOR                  WITHHOLD VOTE
                                              ---                  -------------
    Joe S. Houssian                           [ ]                       [ ]
    Daniel O. Jarvis                          [ ]                       [ ]
    David A. King                             [ ]                       [ ]
    Gordon H. MacDougall                      [ ]                       [ ]
    Paul M. Manheim                           [ ]                       [ ]
    Paul A. Novelly                           [ ]                       [ ]
    Bernard A. Roy                            [ ]                       [ ]
    Khaled C. Sifri                           [ ]                       [ ]
    Nicholas C.H. Villiers                    [ ]                       [ ]

2.   The appointment of KPMG LLP, Chartered Accountants as auditors of the
     Corporation:

     [ ] FOR            [ ] WITHHOLD VOTE

3. The authority of the Audit Committee of the Board of Directors to fix the remuneration of the auditors:

     [ ] FOR            [ ] AGAINST

Date:                                              , 2004.
     ---------------------------------------------

---------------------------------------------------------------------------
Signature of Shareholder

Name of Shareholder:
                     ------------------------------------------------------
                                   (Please print clearly)

                       (PLEASE SEE OVER FOR INSTRUCTIONS)

                                  INSTRUCTIONS

     If you are a registered holder of Common Shares and are unable to attend the Meeting in person, please complete, sign and date the enclosed form of proxy and return it to CIBC Mellon Trust Company, 1066 West Hastings Street, Suite 1600, The Oceanic Plaza, Vancouver, British Columbia, Canada V6E 3X1 by no later than 11:00 a.m. (Vancouver time) on November 5, 2004.

     If you are a non-registered holder of Common Shares and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by such other intermediary.

NOTE:

1. THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE CORPORATION. Please refer to the Information Circular accompanying the enclosed Notice of Annual Meeting.

2. The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies with certainty a choice with respect to any matter to be acted upon, such shares will be voted accordingly.

3. THE AUTHORITY CONFERRED HEREUNDER MAY BE EXERCISED AT THE SOLE DISCRETION OF THE PROXYHOLDER IN RESPECT OF: (I) EACH MATTER SET OUT IN THE PROXY FOR WHICH NO CHOICE IS SPECIFIED; (II) ANY AMENDMENTS TO OR VARIATIONS OF ANY OF THE MATTERS IDENTIFIED IN THE ENCLOSED NOTICE OF ANNUAL MEETING; AND
     (III) OTHER BUSINESS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

4. IF NO CHOICE IS SPECIFIED IN THIS PROXY AND ONE OF THE PERSONS NAMED IN THIS FORM OF PROXY IS APPOINTED AS PROXYHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOUR OF SUCH MATTER.

5. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER, AS PROXYHOLDER AT THE MEETING OTHER THAN THE PERSONS NAMED IN THIS FORM OF PROXY AND MAY DO SO BY INSERTING IN THE BLANK SPACE PROVIDED THE NAME AND ADDRESS OF THE PERSON WHOM THE SHAREHOLDER WISHES TO APPOINT.

6. IN ORDER TO BE VALID THIS FORM OF PROXY MUST BE DATED AND SIGNED BY THE SHAREHOLDER OR HIS ATTORNEY DULY AUTHORIZED IN WRITING OR, IF THE SHAREHOLDER IS A CORPORATION, UNDER ITS SEAL OR BY A DULY AUTHORIZED OFFICER OR AGENT THEREOF OR ATTORNEY THEREFOR.

(SEE "VALIDITY OF PROXY" ON PAGE 18 OF THE INFORMATION CIRCULAR)

                                                            Affix Proper Postage

                         CIBC MELLON TRUST COMPANY
                         P.O. Box 1900
                         Vancouver, BC
                         V6C 3K9

                             INTRAWEST CORPORATION
                     SUPPLEMENTAL MAILING LIST RETURN CARD

TO ALL REGISTERED AND NON-REGISTERED SHAREHOLDERS:
As a shareholder of INTRAWEST CORPORATION you are entitled to receive our Interim Financial Statements. If you wish to receive them please complete, sign and return this card. Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CIBC Mellon Trust Company. As long as your status remains the same with the custodian of your shares, you will receive a card to complete, sign and return each year in order to continue receiving Interim Financial Statements.

TO: INTRAWEST CORPORATION
Please add my name to the Supplemental Mailing List in order that I might receive Interim Financial Statements.


---------------------------------------------           -------------------------------------------------------------
Signature                                               Name (Please Print)

---------------------------------------------           -------------------------------------------------------------
Dated                                                   Number                  Street

                                                        -------------------------------------------------------------
                                                        City                    Province/State        Postal/Zip Code